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                                                                      EXHIBIT 99

Press Release

Henley Healthcare announces foreclosure sale of Sugarland facilities.

SUGAR LAND, Texas--(BW HealthWire)--June 15, 2001--As previously reported, the Company has defaulted on its indebtedness owed to Comerica Bank, Texas. Comerica Bank Texas has now foreclosed on the Sugarland facilities and they have been sold for $ 2,300,000. The proceeds of this sale will be used to reduce the indebtedness owed by the Company to Comerica Bank. The Company anticipates that Comerica Bank will also foreclose and sell the Belton facility and its account receivable in the near future. The proceeds from those sales will also be used to reduce the Company's indebtedness to Comerica Bank.

As earlier reported, Henley has ceased doing business in the US and is actively seeking to restructure its outstanding indebtedness to Comerica, Maxxim Medical, Preferred Stockholders and vendors. Such restructuring may include the sale of securities which would substantially dilute existing stockholders, or the sale of its remaining assets. In the event the Company cannot restructure or repay its outstanding debt, it will be required to seek protection under federal bankruptcy laws.

FORWARD LOOKING STATEMENTS
This report includes certain statements that may be deemed to be `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated, including the risks and uncertainties set forth from time to time in the Company's public reports and filings and other statements. Readers are cautioned to consider these risks and uncertainties and not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.